EXHIBIT 10.1

 AMENDMENT TO EMPLOYMENT AGREEMENT DATED NOVEMBER 5, 2009

This Amendment to the Employment Agreement (the “Agreement” executed November 5, 2009 by and between TranSwitch Corporation (the “Corporation”) and Mohammad Ali Khatibzadeh (the “Executive”), is entered into effective as of June 27, 2012 (the “Amendment Effective Date”).

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive hereby agree to amend the Employment Agreement as follows:

1. Amendment to Section 6(b)(ii). Section 6(b)(ii) of the Employment Agreement shall be amended and restated to read in its entirety as follows:

(ii) One hundred percent of any unvested stock options and RSUs awarded to the Executive shall vest upon termination.

2. Miscellaneous

(a)                Except as set forth above, the Employment Agreement remains unchanged and is in full force and effect.

(b)               This Amendment may be executed in one or more counterparts and by facsimile, scanned and emailed, or any other electronic signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the Amendment Effective Date.

TRANSWITCH CORPORATION	EXECUTIVE

By:__________________________	__________________________
Name:	Mohammad Ali Khatibzadeh
Title: